EXECUTION VERSION

ASSIGNMENT AND CONSENT

This ASSIGNMENT AND CONSENT (this “Assignment and Consent”), dated as of October 20, 2017, is by and among Volt Funding Corp., a Delaware corporation (the “Company”), Volt Information Sciences, Inc., a New York corporation (“Volt”), as initial servicer (in such capacity, the “Servicer”), as an originator and as the performance guarantor (in such capacity, the “Performance Guarantor”), P/S Partner Solutions, Ltd., a Delaware corporation (“P/S Partner”), VMC Consulting Corporation, a Delaware corporation (“VMC”), Volt Management Corp., a Delaware corporation (“Volt Management”; collectively with Volt, P/S Partner and VMC, each a “U.S. Originator” and collectively, the “U.S. Originators”), Volt Canada Inc., a Canadian corporation (“Volt Canada” or the “Canadian Originator”; collectively with the U.S. Originators, each an “Originator” and collectively, the “Originators”), and PNC Bank, National Association (“PNC”), as the LC Bank, as the sole LC Participant, as the sole Lender and as the Administrative Agent (in such capacities, respectively, the “LC Bank”, the “LC Participant”, the “Lender” and the “Administrative Agent”; collectively, the “PNC Group”).  Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Purchase and Sale Agreements (as defined below) or, if not defined therein, as set forth in the Receivables Financing Agreement (as defined below).

Background

1.          The Company, the Servicer, the Lender, the LC Participant, the LC Bank and the Administrative Agent are parties to that certain Receivables Financing Agreement as of July 30, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

2.          The Company, the Servicer and the U.S. Originators are parties to that certain Purchase and Sale Agreement, dated as of July 30, 2015 (as amended by that certain Amendment No. 1 to Purchase and Sale Agreement and Consent, dated as of August 25, 2017, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “U.S. Purchase and Sale Agreement”).

3.          The Company, the Servicer and the Canadian Originator are parties to that certain Purchase and Sale Agreement, dated as of July 31, 2015 (as amended by that certain Amendment No. 1 to the Purchase and Sale Agreement, dated as of August 25, 2015, as further amended by that certain Amendment No. 2 to Purchase and Sale Agreement and Consent, dated as of August 25, 2017, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Canadian Purchase and Sale Agreement”; together with the U.S. Purchase and Sale Agreement, each a “Purchase and Sale Agreement” and together, the “Purchase and Sale Agreements”).

4.          The Company, the Servicer and the Originators have advised the Administrative Agent of the pending VMC Group Divestiture, which is proposed to be accomplished by, among other things, the sale by Volt (or by its respective applicable Affiliates) of all of the equity interests in each of VMC and Volt Canada.  Such transaction would include, among other things, the following concurrent steps (the “Concurrent Steps”): (i) VMC would repurchase from the Company (“Step 1”) all of the Receivables (including, without limitation, Unbilled Receivables) outstanding at the time of consummation of the VMC Group Divestiture and that had been originated by VMC and sold by VMC to the Company under the U.S. Purchase and Sale Agreement; (ii) Volt Canada would repurchase from the Company (“Step 2”) all of the Receivables (including, without limitation, Unbilled Receivables) outstanding at the time of consummation of the VMC Group Divestiture and that had been originated by Volt Canada and sold by Volt Canada to the Company under the Canadian Purchase and Sale Agreement; (iii) as part of its sale to Volt Management of the call center business, VMC would sell to Volt Management (“Step 3”) the Receivables (including, without limitation, Unbilled Receivables) reacquired under Step 1 that had been originated by VMC relating to its call center business (such Receivables, the “Call Center Receivables”); and (d) Volt Management would sell the Call Center Receivables to the Company pursuant to the U.S. Purchase and Sale Agreement (“Step 4”).  The Company, the Servicer and the Originators further desire that, contemporaneously with the foregoing and the PNC Group Release (as defined below), VMC and Volt Canada each automatically be removed as a party to the applicable Purchase and Sale Agreement and discharged from any further liability thereunder or under any other Transaction Document.  It is the intent and understanding of each of the parties hereto that the sale of the call center business referenced in Step 3 constitutes a sale of the business as described in Section 9-109(d)(4) of the UCC.

5.          The Company desires that contemporaneously with the VMC Group Divestiture and the consummation of the Concurrent Steps, and in order to facilitate the same, the PNC Group release any and all security interest, liens or other right, title and interest the PNC Group (or any member thereof) may have in and to the PNC Group Released Assets (as defined below) (the “PNC Group Release”), which were previously pledged by the Company to the Administrative Agent under the Receivables Financing Agreement.  In connection therewith, the Company will comply with the provisions contained herein relating to (i) the testing for a potential Borrowing Base Deficit at the time and as described in Section 4 herein, (ii) the mandatory paydown set forth in Section 4 herein, concurrent with the PNC Group Release, in the event such deficit were determined to exist, and (iii) the remittance of the VMC Group Divestiture Pay Down Amount to the Administrative Agent no later than two (2) Business Days after the receipt by Volt (or any of its Affiliates) of funds from the VMC Group Divestiture.

6.          Notwithstanding anything to the contrary in the Receivables Financing Agreement or the Purchase and Sale Agreements, the PNC Group desires to consent to the VMC Group Divestiture, to the Concurrent Steps, and to the PNC Group Release, all on the terms and subject to the conditions set forth in this Assignment and Consent.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          PNC Group Release.

(a)          Effective concurrently with the VMC Group Divestiture, and subject to (i) the satisfaction or waiver (in each case concurrently therewith or prior thereto) of each of the conditions precedent set forth in Section 7(b) below and (ii) the payment of the Step 1/Step 2 Repurchase Price (as defined below), PNC, as the LC Bank, as the LC Participant, as the Lender and as the Administrative Agent, hereby relinquishes and releases any and all security interest, liens or other right, title and interest it may have in and to the following (collectively, the “PNC Group Released Assets”), which thereupon shall cease to constitute Collateral:

(i)          each Receivable (including, without limitation, each Unbilled Receivable) conveyed in Step 1 or in Step 2;

(ii)          all rights to, and obligations under, all Related Security with respect to such Receivable; and

(iii)          all proceeds of the foregoing.

For the avoidance of doubt, it is understood and agreed that the foregoing release shall not also release the Call Center Receivables (including all Related Security and all proceeds), following the reconveyance of the foregoing to the Company under Step 4.

(b)          Contemporaneously with (or at any time after) the effectiveness of the lien releases referenced in Section 1(a) above, the Administrative Agent hereby authorizes the Servicer (or its designee) to file UCC amendment or termination statements (including for Delaware UCC Filing numbers 2013-1630319, 2013-1630327, 2015-3316170 and 2015-3316220) relating to VMC and corresponding Personal Property Security Act termination statements (including for the security interest registered under no. 708948288 at the Ontario PPSA registry and the security interest registered under no.782915I at the British Columbia PPSA registry) and province of Quebec discharges and re-assignments (including for the movable hypothec and registration of assignment of universality of claims) relating to Volt Canada, in each case, in the form furnished or approved by counsel to the Administrative Agent.

Section 2.          Step 1/Step 2 Repurchases.  Effective concurrently with the VMC Group Divestiture, and subject to the satisfaction or waiver (in each case concurrently therewith or prior thereto) of each of the conditions precedent set forth in Section 7(b) below, the Company hereby respectively sells, assigns and transfers, without recourse, representation or warranty, to VMC and to Volt Canada, and each of VMC and Volt Canada hereby respectively purchases and accepts, as applicable, all of the Company’s right, title and interest in and to the following (collectively, the “Step 1/Step 2 Repurchase Assets”):

(i)          each Receivable (including, without limitation, each Unbilled Receivable) referenced in Step 1 or in Step 2 that had been originated by such respective transferee; and

(ii)          all rights to, and obligations under, all Related Rights with respect to such Receivable.

The consideration to the Company for the foregoing respective conveyances shall consist of an amount equal to the fair market value (as agreed upon by the Company and the applicable transferee) of the applicable Step 1/Step 2 Repurchase Assets (such fair market value amount, the “Step 1/Step 2 Repurchase Price”).  The Step 1/Step 2 Repurchase Price shall be paid in part or in whole by the forgiveness (or offset) and cancellation of (1) in the case of VMC, the Subordinated Note, dated July 30, 2015, made by the Company in favor of VMC (the “VMC Subordinated Note”), (2) in the case of Volt Canada, the Subordinated Note, dated as of August 25, 2015, made by the Company in favor of Volt Canada (the “Volt Canada Subordinated Note”; together with the VMC Subordinated Note, each a “Subordinated Note” and together, the “Subordinated Notes”), and (3) in each case, as to any applicable remainder, such amount shall be paid in immediately available funds and for the avoidance of doubt such paid funds shall constitute, and shall be treated as, Collections for all purposes.

In connection with the foregoing, (1) VMC hereby agrees that as a part of the consideration for the sale of the applicable Step 1/Step 2 Repurchase Assets, all amounts due and owing under the VMC Subordinated Note shall be forgiven (or offset) and reduced to $0 and the VMC Subordinated Note shall be deemed canceled (such process described in this clause (1), the “VMC Subordinated Note Reduction and Cancellation”), and (2) Volt Canada hereby agrees that as a part of the consideration for the sale of the applicable Step 1/Step 2 Repurchase Assets, all amounts due and owing under the Volt Canada Subordinated Note shall be forgiven (or offset) and reduced to $0 and the Volt Canada Subordinated Note shall be deemed canceled (such process described in this clause (2), the “Volt Canada Subordinated Note Reduction and Cancellation”; together with the VMC Subordinated Note Reduction and Cancellation, each a “Subordinated Note Reduction and Cancellation” and together, the “Subordinated Notes Reduction and Cancellation”).  In connection with the Subordinated Notes Reduction and Cancellation, the parties hereto hereby agree to take any appropriate additional steps as may be reasonably requested by another party.  For the avoidance of doubt, the Subordinated Notes Reduction and Cancellation shall be effective automatically and concurrently with the consummation of Step 1 and Step 2, and remittance of any applicable immediately available funds shall be made or provided for concurrently therewith.

It is understood and agreed that the Subordinated Notes Reduction and Cancellation may be made notwithstanding anything to the contrary contained in the subordination provisions of the Subordinated Notes.

Section 3.          Removal of VMC and Volt Canada.

(a)          Effective concurrently with the VMC Group Divestiture, and subject to the satisfaction or waiver (in each case concurrently therewith or prior thereto) each of the conditions precedent set forth in Section 7(b) below, VMC and Volt Canada automatically shall be released and discharged from and cease to be a party to the applicable Purchase and Sale Agreement as an Originator thereunder and from each other Transaction Document to which it is a party (including, in the case of Volt Canada, as Sub-Servicer); it being understood and agreed that, concurrently therewith, (i) Volt Management, as an Originator, does hereby undertake and assume any and all of VMC’s duties, obligations and liabilities under the U.S. Purchase and Sale Agreement and the other Transaction Documents, if any, and (ii) Volt, as an Originator, does hereby undertake and assume all of Volt Canada’s duties, obligations and liabilities under the Canadian Purchase and Sale Agreement and the other Transaction Documents, if any.  After giving effect to such removal and such assumption, (A) neither VMC nor Volt Canada shall have any further rights, duties or obligations under the applicable Purchase and Sale Agreement or any other Transaction Document, (B) Volt, P/S Partner and Volt Management shall be the sole parties remaining as Originators under the U.S. Purchase and Sale Agreement and (C) other than with respect to Volt Canada’s duties, obligations and liabilities under the Canadian Purchase and Sale Agreement and the other Transaction Documents assumed by Volt, if any, including the provisions therein which expressly survive termination, the Canadian Purchase and Sale Agreement shall be deemed to be terminated.

(b)          Notwithstanding Section 3(a) above, each of VMC and Volt Canada shall continue to have its respective rights (including, without limitation, their respective right to receive remittance of any payments received by the Company on account of the Receivables conveyed in Step 1 (except the Call Center Receivables) and Step 2, and their respective duties and obligations under this Assignment and Consent.

Section 4.          Borrowing Base Deficit.  No later than one (1) Business Day (but no earlier than five (5) Business Days) prior to the consummation of the VMC Group Divestiture, the Company (or the Servicer on its behalf) shall deliver to the Administrative Agent the most recently delivered Interim Report, which Interim Report also shall include a pro forma calculation to give effect to the consummation of Step 1, Step 2, Step 3 and Step 4.  In the event that such pro forma calculation shall reflect the existence of a pro forma Borrowing Base Deficit, then the Company shall pay, on or prior to the date on which such Borrowing Base Deficit would first arise and in all cases prior to the PNC Group Release, a portion of the outstanding Aggregate Capital at such time and/or a portion of the Adjusted LC Participation Amount, in an aggregate amount equal to the amount necessary to reduce such Borrowing Base Deficit to zero ($0).  Solely with respect to such reduction, the parties hereto hereby waive the one (1) Business Day notice requirement set forth in Section 2.02(d) of the Receivables Financing Agreement and agree that the Servicer shall make the related payments under Sections 2.02(d), 3.04 and 3.05 of the Receivables Financing Agreement, as applicable, in accordance with the preceding sentence (rather than at least one (1) Business Day after the date of the notice contemplated by such Section 2.02(d)).

Section 5.          Consent and Waiver.

(a)          Notwithstanding anything to the contrary in the Receivables Financing Agreement or the Purchase and Sale Agreements (including, without limitation, Section 6.1(r) of the U.S. Purchase and Sale Agreement and Section 6.1(r) of the Canadian Purchase and Sale Agreement), the Company and the PNC Group hereby consent to the following, in each case subject to the terms and conditions contained in this Assignment and Consent (such consent, the “Consent”): (i) the occurrence of the VMC Group Divestiture, the Concurrent Steps and the PNC Group Release, and to the transactions contemplated thereby; (ii) the Company’s repurchase from Volt Management of the Call Center Receivables as a permitted transaction under the U.S. Purchase and Sale Agreement; and (iii) the treatment of the Call Center Receivables as Receivables and as Eligible Receivables for all purposes of the Receivables Financing Agreement and other Transaction Documents, mutatis mutandis, to the same extent as such Call Center Receivables would have constituted Receivables and Eligible Receivables had they been originated by Volt Management.

(b)          The PNC Group hereby agrees to waive, from the date of the VMC Group Divestiture through the date that is six (6) months following the VMC Group Divestiture (such period, the “Waiver Period”), any Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event (collectively, the “Applicable Defaults”) arising solely from (i) collections on any receivables originated by VMC (other than the Call Center Receivables) or by Volt Canada being deposited or credited to a Lock-Box or Lock-Box Account (such collections, the “Transitional Collections”) during the Waiver Period and (ii) notices to applicable Obligors to remit payments elsewhere (notwithstanding Sections 8.01(o) and 8.02(l) of the Receivables Financing Agreement) (such waiver, the “Waiver”); provided that the Waiver shall only apply if all Transitional Collections, which have been deposited or credited to a Lock- Box or Lock-Box Account, are transferred by the Company or the Servicer to an account other than a Lock-Box or Lock-Box Account within two (2) Business Days after the date of such deposit or credit thereof to such Lock-Box or Lock-Box Account (the “Waiver Condition”); provided, further, that, upon two (2) Business Days’ prior written notice to the Company, the Administrative Agent may in its sole discretion shorten such two (2) Business Day period so long as such period is no more frequent than once each Business Day.  If at any time during the Waiver Period the Waiver Condition is not satisfied, the Waiver set forth in this Section 5(b) automatically shall terminate.  The Company and the Servicer each hereby agrees to transfer the Transitional Collections from a Lock-Box or Lock-Box Account in accordance with this Section 5(b).  The limited, transitional commingling in accordance with this Section 5(b) shall constitute an allowed commingling for purposes of clause (c) of Article IV of the Company’s restated certificate of incorporation.

(c)          Each of the Consent and the Waiver is a one-time consent and waiver, as applicable, and shall not be construed to (i) be a consent to, or a waiver of, any Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event that may currently exist or (except as expressly permitted hereunder) occur hereafter or (ii) in any way obligate the Administrative Agent, the LC Bank, an LC Participant or a Lender to consent to or waive any such other Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event.  The Administrative Agent hereby expressly reserves, on behalf of itself, the LC Bank, the LC Participants and the Lenders, all rights, powers and/or remedies, whether under and with respect to the Receivables Financing Agreement, the Purchase and Sale Agreements, the other Transaction Documents and/or applicable law, from and after the end of the Waiver Period with respect to the Applicable Defaults and during the Waiver Period if the Waiver Condition is no longer satisfied and otherwise, including, without limitation, the right to exercise any right or remedy arising on account of the continuance of an Applicable Default after the end of the Waiver Period or when the Waiver Condition is no longer satisfied.

Section 6.          Status of Ownership Interest and Security Interest.  Without limiting the generality or effect of Section 2 above, it is understood that, concurrently with the PNC Group Release as provided in Section 1 above: (a) the Company is respectively conveying to VMC and Volt Canada the entire ownership interest the Company may have in and to the Step 1/Step 2 Repurchase Assets; and (b), to the extent that the Company may be deemed to have had a security interest (as contemplated by Section 1.5 of the Purchase and Sale Agreements) in and to the Step 1/Step 2 Repurchase Assets, such security interest is terminated and released.

Section 7.          Conditions Precedent.

(a)          The effectiveness of the Consent and the Waiver (and Sections 8 through 15 herein as they relate to such Consent and Waiver) is subject to the satisfaction of all of the following conditions precedent:

(i)          The Administrative Agent shall have received a fully executed counterpart of this Assignment and Consent.

(ii)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

(iii)          The Administrative Agent shall have received all fees and other amounts due and payable to it under the Receivables Financing Agreement on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof.  To the extent such fees and other amounts have not yet been invoiced, the Company agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(iv)          No Event of Default or Unmatured Event of Default, as set forth in Section 10.01 of the Receivables Financing Agreement, shall have occurred and be continuing or would result therefrom (other than the matters addressed in the Consent and the Waiver).

(v)          No Termination Event or Unmatured Termination Event, as set forth in Section 8.1 of the U.S. Purchase and Sale Agreement, shall have occurred and be continuing or would result therefrom (other than the matters addressed in the Consent and the Waiver).

(vi)          The representations and warranties of the Company and the Servicer contained in Sections 7.01 and 7.02 of the Receivables Financing Agreement and the representations and warranties of the Originators contained in Section 5.1 of the U.S. Purchase and Sale Agreement and Section 5.1 of the Canadian Purchase and Sale Agreement, as applicable, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of the date hereof as though made on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such earlier date.

(vii)          The Termination Date has not occurred.

(b)          Notwithstanding subsection (a) of this Section 7, (1) reliance by the Company, the Servicer and the Originators on the Consent and the Waiver (and Sections 8 through 15 herein as they relate to such Consent and Waiver) and (2) the effectiveness of this Assignment and Consent including Sections 8 through 15 herein (other than with respect to the Consent and the Waiver and Sections 8 through 15 herein as they relate to such Consent and Waiver) shall be subject to the consummation of the VMC Group Divestiture and to the satisfaction (or, in the discretion of the Administrative Agent, waiver), prior to or concurrently with the consummation of the VMC Group Divestiture, of all of the following conditions:

(i)          The Administrative Agent shall have received all fees and other amounts due and payable to it under the Receivables Financing Agreement on or prior to the date of consummation of the VMC Group Divestiture, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to such date.  To the extent such fees and other amounts have not yet been invoiced, the Company agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(ii)          No Event of Default or Unmatured Event of Default (other than the matters addressed in the Consent and the Waiver), as set forth in Section 10.01 of the Receivables Financing Agreement, shall have occurred and be continuing and no Event of Default or Unmatured Event of Default (other than the matters addressed in the Consent and the Waiver) would result from the removal of VMC or Volt Canada as set forth in Section 3 herein.

(iii)          No Termination Event or Unmatured Termination Event (other than the matters addressed in the Consent and the Waiver), as set forth in Section 8.1 of the U.S. Purchase and Sale Agreement, shall have occurred and be continuing and no Termination Event or Unmatured Termination Event (other than the matters addressed in the Consent and the Waiver) would result from the removal of VMC or Volt Canada as set forth in Section 3 herein.

(iv)          No Termination Event or Unmatured Termination Event (other than the matters addressed in the Consent and the Waiver), as set forth in Section 8.1 of the Canadian Purchase and Sale Agreement, shall have occurred and be continuing and no Termination Event or Unmatured Termination Event (other than the matters addressed in the Consent and the Waiver) would result from the removal of VMC or Volt Canada as set forth in Section 3 herein.

(v)          The representations and warranties of the Company and the Servicer contained in Sections 7.01 and 7.02 of the Receivables Financing Agreement and the representations and warranties of the continuing Originators contained in Section 5.1 of the U.S. Purchase and Sale Agreement and Section 5.1 of the Canadian Purchase and Sale Agreement, as applicable, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of the date that the conditions set forth in this Section 7(b) are satisfied (or in the discretion of the Administrative Agent, waived) as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such earlier date.

(vi)          The Company (or the Servicer on its behalf) shall have delivered to the Administrative Agent the Interim Report required under Section 4 herein and shall have made the payment in respect of any Borrowing Base Deficit determined thereunder as provided under Section 4 herein.

(vii)          The Termination Date has not occurred.

(viii)          Evidence, in form and substance satisfactory to the Administrative Agent, respecting consummation of Step 3 and Step 4.

(ix)          Evidence of filing (which may be in e-mail form) of a UCC1 Financing Statement (to perfect, for UCC purposes, the conveyance under Step 4) naming Volt Management as debtor, the Company as assignor secured party, and the Administrative Agent as assignee secured party, which references as the property covered thereby “all assets” acquired by Volt Management from VMC in Step 3.

Section 8.          Amendment to Receivables Financing Agreement, Etc.

(a)          The parties hereto hereby agree that the provisions and effectiveness of this Assignment and Consent shall apply to the Receivables Financing Agreement and the Purchase and Sale Agreements and the other Transaction Documents, as applicable.  This Assignment and Consent is not intended to be, and shall not be deemed or construed to be, a restatement, novation or release of any Loan or any Transaction Documents, except as expressly provided herein.  Except as amended or modified by this Assignment and Consent and any prior amendments, waivers and consents, the Receivables Financing Agreement and the Purchase and Sale Agreements remain unchanged and in full force and effect and are the valid and legally binding obligations of each of the Company, the Servicer and the Originators in accordance with its terms.

(b)          Without limiting the generality of subsection (a) above, and consistent with the provisions of clause (iii) of Section 5(a) above, effective concurrently with the VMC Group Divestiture, Volt Management hereby sells, assigns and transfers, without recourse, to the Company, and the Company hereby purchases and accepts, all of Volt Management’s right, title and interest in and to the Call Center Receivables.  Such sale and purchase shall be deemed to be a sale and purchase under Section 1.1(b) of the U.S. Purchase and Sale Agreement, mutatis mutandis, and as such also shall be deemed to include the Company’s purchase of Volt Management’s entire right, title and interest in and to any and all Related Rights relating thereto.  Without limiting the generality of the foregoing, Section 1.5 of the U.S. Purchase and Sale Agreement also shall apply to the conveyances under this subsection (b).

(c)          The Performance Guarantor hereby acknowledges and agrees that all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

(d)          This Assignment and Consent is a Transaction Document.

(e)          Each party hereto hereby agrees to execute such further documents and take such further actions as may reasonably be requested to give further effect to the transactions contemplated by this Assignment and Consent.

(f)          Without limiting the generality of subsection (e) above, the Company hereby agrees that it shall (or shall cause its designee to) (i) close the Lock-Box and the Lock-Box Account at Bank of America, National Association, Canadian Branch (as further identified on Schedule II to the Receivables Financing Agreement, (ii) terminate the related Lock-Box Agreement no later than six (6) months after the date of the VMC Group Divestiture and (iii) provide the Administrative Agent with evidence of the foregoing in form and substance satisfactory to the Administrative Agent.

Section 9.          Representations and Warranties.  (i) The Company and the Servicer each represents and warrants to the PNC Group, (ii) each Originator represents and warrants to the Company, and (iii) each member of the PNC Group represents and warrants to Volt Management, VMC, Volt Canada and the Company, that it has the full corporate power and authority to execute and deliver this Assignment and Consent and to perform its obligations hereunder and that this Assignment and Consent has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

Section 10.          Acknowledgment and Consent.  By executing a counterpart hereto, each of the parties hereto acknowledges and consents to the transfers and releases, as applicable, contemplated herein.

Section 11.          Successors and Permitted Assigns.  This Assignment and Consent shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  A copy of this Assignment and Consent shall be given to a successor or permitted assign of the Administrative Agent.

Section 12.          Counterparts.  This Assignment and Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery by facsimile or e-mail of an executed signature page of this Assignment and Consent shall be effective as delivery of an executed counterpart hereof.

Section 13.          Captions.  The headings of the Sections of this Assignment and Consent are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Assignment and Consent.

Section 14.          Severability.  Any provision of this Assignment and Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.          Governing Law.  THIS ASSIGNMENT AND CONSENT (I) OTHER THAN WITH RESPECT TO THE CANADIAN ORIGINATOR AND THE APPLICABLE STEP 1/STEP 2 REPURCHASE ASSETS RELATED THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND (II) WITH RESPECT TO THE CANADIAN ORIGINATOR AND THE APPLICABLE STEP 1/STEP 2 REPURCHASE ASSETS RELATED THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC AND THE LAWS OF CANADA APPLICABLE THEREIN.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Consent to be duly executed and delivered by its duly authorized officer as of the date first written above.

VOLT FUNDING CORP., as the Company

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Vice President & Treasurer

VOLT INFORMATION SCIENCES, INC., as a U.S. Originator, the Servicer and the Performance Guarantor

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Vice President & Treasurer

Assignment and Consent (PNC/Volt)

P/S PARTNER SOLUTIONS, LTD., as a U.S. Originator

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Vice President and Treasurer

VMC CONSULTING CORPORATION, as a U.S. Originator

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Vice President and Treasurer

VOLT MANAGEMENT CORP., as a U.S. Originator

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Vice President and Treasurer

Assignment and Consent (PNC/Volt)

VOLT CANADA INC., as a Canadian Originator and a Sub-Servicer

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Treasurer

 Assignment and Consent (PNC/Volt)

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as LC Bank and as an LC Participant

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

Assignment and Consent (PNC/Volt)